UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025 (September 24, 2025)
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WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E.	,	Rockford	,	Michigan	49351
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On September 24, 2025, Wolverine World Wide, Inc. (the “Company”) entered into a 2025 Replacement Facility Amendment and Reaffirmation Agreement (the “Amendment”) to its Credit Agreement, dated as of July 31, 2012 (as previously amended and restated as of October 10, 2013, as further amended and restated on July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended as of May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023, the “Credit Agreement”), among, inter alia, the Company, the Guarantors party thereto, JP Morgan Chase Bank, N.A., as administrative agent and as a lender, and the other lenders party thereto.

The Amendment amended and restated the Credit Agreement to, among other things: (i) provide for a revolving credit facility (the “Senior Credit Facility”) with total commitments of $600 million, reduced from the existing $800 million revolving credit facility, which the Company believes is sufficient to meet the Company’s ongoing capital needs and (ii) eliminate the existing term loan A facility.

Additionally, there were $25.0 million in principal amount of loans outstanding under the existing term loan A facility at closing that were refinanced with the proceeds of the Senior Credit Facility.

Loans under the Senior Credit Facility bear interest at a variable rate equal to either (i) the applicable base rate or (ii) SOFR, plus in each case an interest margin determined by the Company’s net total leverage ratio, with a range of base rate margins from 0.25% to 1.25%, and a range of LIBOR margins from 1.25% to 2.25%. Commitment fees for unused Senior Credit Facility capacity are at a rate (also based on net total leverage) ranging from 0.20% to 0.40%.

The maturity date of the loans under the Senior Credit Facility was extended to September 24, 2030.

The Amendment contains customary representations and warranties, affirmative and negative covenants and events of default for financings of this type.

Receivables Purchase Agreement Amendment

On September 25, 2025, the Company entered into the Fourth Amendment (the “Receivables Purchase Agreement Amendment”) to its Receivables Purchase Agreement, dated as of December 7, 2022 (as previously amended, the “Receivables Purchase Agreement”), among Rockford ARS, LLC, as seller, the Company, as initial master servicer, and Bank of America, N.A., as a purchaser, and Wells Fargo Bank, N.A., as administrative agent and a purchaser.

The Receivables Purchase Agreement Amendment provided for the following:

1.Section 1.1 of the Receivables Purchase Agreement was amended to revise the definition of “Scheduled Termination Date” to the following:

“Scheduled Termination Date” means September 25, 2028.
The foregoing summaries are not complete descriptions and are qualified in their entirety by reference to the complete text of the Credit Agreement Amendment and the Receivables Purchase Agreement Amendment, as applicable, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2025	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Taryn L. Miller
Taryn L. Miller
Chief Financial Officer and Treasurer

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